SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant	[X]

Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement		[ ]	Confidential, for Use of the Com Only (as permitted by Rule 14a.6)

[ ]	Definitive Proxy Statement

[ X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRIPLE-S MANAGEMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

[X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date File:

     There are only a few days left for the voting at the Special Shareholders Meeting of October 13, 2002 where you will be able to implement the proposal that you requested as the best option in order to assure the well being of your loved ones, of the medical and dental class, and the future of Triple-S. THEREFORE...

Send your proxy now!

You requested it, you approved it, and its implementation is now in your hands!

Remember that:

     Its for you and your loved ones:

•	Because you will be able to transfer your shares to your spouse or your heirs that are not physicians or dentists. However, in order for this to take place, you have to vote!

•	This new class of Shares will allow you to transfer to your loved ones the right to receive any dividends that in the future may be declared by the Corporation. However, in order for this to take place, you have to vote!

•	Because it allows the participation of more physicians and dentists. However, in order for this to take place, you have to vote!

At the
Special Shareholders Meeting
On October 13, 2002
is where you should
assure what you wanted:

Send your proxy and approve the changes!

Send your proxy by fax at:
(787) 749-4191 or by mail at:
Triple-S Management Corp.,
Office of the Secretary of the Board
P.O. Box 363628
San Juan, P.R. 00936-3628

If you have any questions call at:
(787) 749-4014 / (787) 749-4116